UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2011

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Nara Bancorp’s (the “Company’s”) annual meeting of stockholders was held on September 21, 2011, at which time shareholders voted on the following items:

(1)	adoption and approval of the Agreement and Plan of Merger, dated December 9, 2010, as amended (the “Merger Agreement”), providing for the merger of Center Financial Corporation with and into the Company as described in the proxy statement for the meeting;

(2)	election of directors;

(3)	approval of an amendment to the certificate of incorporation of the Company to increase the authorized number of shares of common stock to 150,000,000 shares;

(4)	ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2011;

(5)	approval, on an advisory and nonbinding basis, of the compensation paid to our “named executive officers” as described in the proxy statement for the meeting; and

(6)	adjournment of the meeting if necessary or appropriate in the judgment of our board of directors to solicit additional proxies or votes in favor of the above proposals to be presented at the meeting.

Proxies were solicited by the Company’s management pursuant to Section14 of the Securities Exchange Act of 1934, as amended.

A total of 33,153,267 shares were represented and eligible to vote at the meeting, constituting approximately 87% of the 38,097,910 issued and outstanding shares entitled to vote at the meeting.

The Merger Agreement was adopted and approved, with the number of votes cast as follows:

For:	28,201,713
Against:	2,525
Abstain:	24,387

The number of shares voting “for” constituted approximately 74% of the total number of shares of outstanding common stock. There were approximately 4,924,642 broker non-votes received with respect to this item.

The vote on the election of directors was as follows:

	Authority Given	Authority Withheld
Steven D. Broidy	28,137,579	91,046
Louis M. Cosso	28,140,257	88,368
Alvin D. Kang	28,072,708	155,917
Jesun Paik	28,127,478	101,147
Hyon Man Park (John H. Park)	28,140,317	88,308
Ki Suh Park	20,500,172	7,728,453
Scott Yoon-suk Whang	28,130,217	98,408

There were approximately 4,924,642 broker non-votes received with respect to this item.

The resolution approving the amendment and restatement of Section IV, of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock, $0.001 par value per share, to one hundred fifty million (150,000,000) shares of common stock was approved by a majority of our outstanding shares of common stock, with the number of shares cast as follows:

For:	25,919,992
Against:	7,056,687
Abstain:	176,588

The number of shares voting “for” constituted approximately 68% of the total number of shares of outstanding common stock. There were no broker non-votes received with respect to this item.

The appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 was ratified, with the number of shares cast as follows:

For:	33,027,522
Against:	13,463
Abstain:	112,282

The number of shares voting “for” constituted approximately 86.7% of the total number of shares represented and voting at the meeting. There were no broker non-votes received with respect to this item.

The resolution approving, on an advisory and non-binding basis, the compensation paid to the Company’s Named Executive Officers set forth in the Summary Compensation Table of the Company’ Proxy Statement dated August 4, 2011 was approved, with the number of shares cast as follows:

For:	26,848,556
Against:	106,257
Abstain:	1,273,812

The number of shares voting “for” constituted approximately 70% of the total number of shares represented and voting at the meeting. There were no broker non-votes received with respect to this item.

The adjournment of the meeting if necessary or appropriate in the judgment of our board of directors to solicit additional proxies or votes in favor of the above proposals that are to be presented at the meeting was approved, with the number of shares cast as follows:

For:	31,499,274
Against:	1,540,040
Abstain:	113,9.53

The number of shares voting “for” constituted approximately 82.7% of the total number of shares represented and voting at the meeting. There were no broker non-votes received with respect to this item.

Item 8.01 Other Events.

On September 21, 2011 Nara Bancorp, Inc. and Center Financial Corporation issued a joint press release to announce the receipt of shareholder approval for the planned merger of the two companies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Joint Press release issued by Nara Bancorp, Inc. and Center Financial Corporation dated September 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: September 22, 2011	/s/ Alvin D. Kang
Alvin D. Kang
President and Chief Executive Officer